Exhibit 99.1
Gossamer Bio Announces First Quarter 2023 Financial Results and Provides Business Update
- Feedback on Planned Registrational Program for Seralutinib Received from FDA and EMA following Successful Phase 2 TORREY Study -
- Registrational Phase 3 Clinical Trial in PAH Patients Expected to Initiate in 3Q23 -
- Initial TORREY Study Open-Label Extension Data Expected Mid 2023 -
- Operational Restructuring Implemented to Prioritize Seralutinib -
- $202 million in cash, cash equivalents & marketable securities, as of March 31, 2023

SAN DIEGO—(BUSINESS WIRE)— May 9, 2023 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH), today announced its financial results for the first quarter ended March 31, 2023 and provided a business update.

“Our team continues to build momentum across multiple fronts following the positive results from our Phase 2 TORREY study of seralutinib in PAH patients. With recent feedback from both the FDA and EMA, we are well positioned to commence our registration program,” said Faheem Hasnain, Chairman, Co-Founder and CEO of Gossamer. “We remain on track to begin our Phase 3 clinical trial of seralutinib in the coming months, moving one step closer towards our goal of bringing a potential new medicine to patients suffering from PAH.”

“Additionally, we made the difficult decision to undergo an operational restructuring and headcount reduction to prioritize resources around the development of seralutinib. We believe that this restructuring was a necessary step to focus the organization on activities which maximize the potential of seralutinib. We truly appreciate the hard work and dedication of all of our employees, past and present.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for (PAH)
•Gossamer has successfully concluded an End-of-Phase 2 Meeting with the U.S. Food and Drug Administration (FDA) and the Scientific Advice process with the European Medicines Agency (EMA) following the completion of its positive Phase 2 TORREY Study in patients with PAH. The Company has reached agreement with both FDA and EMA regarding key design elements of the Phase 3 program and expects to commence a single registrational Phase 3 PAH clinical trial in the third quarter of 2023.
•The planned Phase 3 clinical trial will be a randomized, double-blind, placebo-controlled, global clinical trial in PAH patients. Patients will be randomized to receive either seralutinib or placebo, in addition to their background PAH therapies. Based on FDA and EMA feedback, we will test a single dose of 90 mg, twice daily versus placebo. The primary endpoint of the trial will be change in six-minute walk distance from baseline.
•Upon completion of the 24-week blinded portion of the Phase 2 TORREY Study, patients were able to enroll into an open-label extension trial. Gossamer plans to report initial results from this ongoing open-label extension trial in the middle of 2023.
•Clinical development of seralutinib for the treatment of pulmonary hypertension associated with interstitial lung disease (PH-ILD) is expected to begin in the first half of 2024.
Corporate Updates
•    As part of a structural reorganization to center Gossamer around seralutinib and its continued development in PAH, Gossamer reduced its headcount by over 25%. Further development of all clinical and pre-clinical product candidates, outside of seralutinib, has been terminated, and strategic options are being assessed for those candidates. Gossamer is working diligently with affected employees to assist in their transition to new opportunities.

Financial Results for Quarter Ended March 31, 2023
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of March 31, 2023, were $201.9 million. The Company expects the combination of current cash, cash equivalents and marketable securities will be sufficient to fund operations through at least the next 12 months from the date our first quarter 2023 financial statements were available to be issued.
•Research and Development (R&D) Expenses: For the quarter ended March 31, 2023, R&D expenses were $37.8 million, compared to $42.3 million for the same period in 2022.
•General and Administrative (G&A) Expenses: For the quarter ended March 31, 2023, G&A expenses were $10.1 million, compared to $12.0 million for the same period in 2022.
•Net Loss: Net loss for the quarter ended March 31, 2023, was $49.2 million, or $0.52 per share, compared to a net loss of $57.8 million, or $0.76 per share, for the same period in 2022.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients suffering from, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for seralutinib; including the expected initiation of a Phase 3 clinical program for seralutinib; the trial design of such Phase 3 clinical trial of seralutinib, plans to advance seralutinib in PH-ILD; expectations on the timing of data readouts from our clinical studies, including our Phase 2 open-

label extension trial of for seralutinib; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; later developments with and / or feedback from global regulatory authorities or the FDA that may differ from prior feedback which may alter our planned Phase 3 clinical trial design and timing of initiation thereof; disruption to our operations from the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit their development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
	2023	2022
Operating expenses:
Research and development	$37,795	$42,322
In process research and development	15	20
General and administrative	10,132	12,001
Total operating expenses	47,942	54,343
Loss from operations	(47,942)	(54,343)
Other income (expense), net
Interest income	587	224
Interest expense	(3,500)	(3,467)
Other income (expense)	1,690	(199)
Total other income (expense), net	(1,223)	(3,442)
Net loss	$(49,165)	$(57,785)
Net loss per share, basic and diluted	$(0.52)	$(0.76)
Weighted average common shares outstanding, basic and diluted	94,870,293	75,894,692

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	March 31, 2023	December 31, 2022
	(unaudited)
Cash, cash equivalents, and marketable securities	$201,856	$255,678
Working capital	169,842	212,650
Total assets	219,906	272,450
Total liabilities	248,362	260,373
Accumulated deficit	(1,081,388)	(1,032,223)
Total stockholders' equity (deficit)	(28,456)	12,077

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com